Exhibit 99.1

Resource Extraction Payment Report

Resource Extraction Issuer: GeoPark Limited

Reporting Year: Fiscal Year ended December 31, 2023

Date submitted: September 25, 2024

Currency of this report: USD

						Government level disclosure
						(U.S.$ thousand) (1)
									Community
									and social
			Extraction	Political				Production	responsibility
Segment	Payee	Resource	method	jurisdiction (2)		Taxes	Royalties	entitlements	payments	Total

Colombia	Government of Colombia	Oil and gas	Wells	CO	(3)	144,029	23,297	56,619	744	224,689
Brazil	Government of Brazil	Oil and gas	Wells	BR	(4)	3,368	1,091	—	—	4,459
Corporate	Government of Spain	Oil and gas	Wells	ES-M		1,482	—	—	—	1,482
Argentina	Government of Argentina	Oil and gas	Wells	AR-B		1,044	—	—	—	1,044
Argentina	YPF S.A.	Oil and gas	Wells	AR-B		—	—	7,023 (5)	—	7,023
Chile	Government of Chile	Oil and gas	Wells	CL	(6)	247	601	—	—	848
Ecuador	Government of Ecuador	Oil	Wells	EC	(7)	487	—	—	271	758
Total						150,657	24,989	63,642	1,015	240,303

(1)All payments are reported in U.S. dollars. Payments relating to projects in Colombia were made in Colombian pesos and the payments in Argentina were made in Argentine Pesos. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the corresponding exchange rates as of December 31, 2023.
(2)Location codes according to ISO 3166.
(3)Major subnational political jurisdiction codes of payments made in CO are CO-DC*, CO-CAS*, CO-PUT*, CO-MET* and CO-CUN*.
(4)Major subnational political jurisdiction codes of payments made in BR are BR-BA and BR-RJ.
(5)YPF S.A. is the majority state-owned energy company in Argentina. As reported in our most recent annual report on Form 20-F, in October 2023, GeoPark paid US$7.0 million as part of an agreement to transfer a working interest in the Los Parlamentos Block.
(6)Major subnational political jurisdiction codes of payments made in CL are CL-MA* and CL-RM*.
(7)Major subnational political jurisdiction codes of payments made in EC are EC-F, EC-P and EC-G.